Exhibit 10.1

Dated 23 January, 2024

SALE AND PURCHASE AGREEMENT

relating to the NOVA AI CALCULATION ENGINE

between

ATS BRAND SDN BHD

(Registration No. 202201019945 (1465642-V))

and

NOVA LIVING (M) SDN BHD

(Registration No. 201901026513 (1335842-W))

and

NOVA LIFESTYLE, INC

(Neveda Business Identification No. NV20091105529-2)

i

THIS AGREEMENT is made on 23 January, 2024

Between:

(1)	ATS BRAND SDN BHD (Registration No. 202201019945 (1465642-V)), a company incorporated in Malaysia (the “Seller”);

(2)	NOVA LIVING (M) SDN BHD (Registration No. 201901026513 (1335842-W)), a company incorporated in Malaysia (the “Purchaser”); and

(3)	NOVA LIFESTYLE, INC (Neveda Business Identification No. NV20091105529-2), a company incorporated in Neveda (the “Issuer”).

(the Seller, the Purchaser and the Issuer are, collectively, the “Parties” and, individually, a “Party”).

Whereas:

(A)	As at the date of this Agreement and Closing Date, the Seller is the registered and beneficial owner of an IT System, the particulars of which (as at the date of this Agreement and Closing Date) are set out in Appendix-A (Particulars of the IT System).

(B)	The Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, the IT System (as defined below) upon the terms and subject to the conditions of this Agreement.

(C)	The Parties have agreed to assume the obligations imposed on them under this Agreement.

It is agreed as follows:

1.	Interpretation and Definitions

1.1	In this Agreement, unless the subject or context otherwise requires, the following words and expressions shall have the following meanings respectively ascribed to them:

“Agreement” means this Sale and Purchase Agreement among Seller, Purchaser and Issuer dated 23 January, 2024;

“Authorisations” means any consent, registration, filing, notarisation, licence, approval, permit, authority or exemption from, by or with any Governmental Authority and all corporate, creditors’, shareholders’ and third-party approvals or consents;

“Business Day” means a day which is not a Saturday, a Sunday or a public holiday in Malaysia;

“Claims” shall have the meaning ascribed to it in Clause 7.1;

“Closing” means the completion of the sale and purchase of the IT System pursuant to Clause 5;

“Closing Date” means such date as may be agreed upon between the Parties upon which Closing is to take place;

“Closing Obligations” shall have the meaning ascribed to it in Clause 5.2;

“Confidential Information” shall have the meaning ascribed to it in Clause 12.1;

“Consideration Shares” shall have the meaning ascribed to it in Clause 3.1.2;

“Encumbrances” means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under the Law, (b) any voting agreement, interest, option, right of first offer, refusal or transfer restriction in favour of any person and (c) any adverse claims as to title, possession or use, infringement claims;

“Governmental Authority” means any relevant governmental or quasi-governmental authority, statutory authority or quasi-statutory or regulatory authority, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or stock exchange or Tax Authority or anybody entitled to exercise executive power or power of any nature or body or other organisation to the extent that the rules, regulations, standards, requirements, procedures or orders of such authority, body or other organisation have the force of Law;

“Issuer” means NOVA LIFESTYLE, INC (Nevada Business Identification No. NV20091105529-2), a company incorporated in Neveda with its business address at 6565 East Washington Boulevard, Commerce, 90040 California, United States.

“IT System” means shall have the meaning ascribed to it in Appendix A;

“Law” or “Laws” shall mean and include all applicable statutes, enactments, acts of legislature or Parliament, laws, ordinances, rules, by-laws, regulations, notifications, guidelines, policies, directions, directives and orders of any Governmental Authority, tribunal, board and court of competent jurisdiction;

“Material Adverse Change” means any event, change, circumstance, effect (including change in applicable Laws) or other matter, whether known or unknown at the time of this Agreement and notwithstanding any other provision of this Agreement or the course of dealings between the Parties in connection with this Agreement, that has or is reasonably likely to have either individually or in aggregate, with or without notice, lapse of time or both, a short term or long term material adverse effect on:

(i)	the ability of the Seller to perform their obligations under this Agreement or to consummate in a timely manner the transactions contemplated by this Agreement; or

(ii)	the validity, legality or enforceability of the rights or remedies of the Purchaser under this Agreement;

“Notice of Termination” means a notice, given by any Party to the other Parties, stating that the first Party wishes to terminate this Agreement and specifying the clause under which, and the facts (with sufficient details) which, entitle the first Party to issue the notice;

“Ordinary Course of Business” means, with respect to an action taken by any person, an action that (a) is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day operations of the business of such person; (b) is not required to be authorised by the board of directors of such person (or by any person or group of persons exercising similar authority) and is not required to be specifically authorised by the parent company (if any) or the holders of the capital stock or other equity interests of such person; and (c) is similar in nature and magnitude to actions customarily taken, without any Authorisation by the board of directors (or by any person or group of persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business as such person;

“Parties” means collectively, the Seller, the Purchaser and the Issuer, and “Party” means each of them;

“Pre-Closing Covenants” shall have the meaning ascribed to it in Clause 4.1.1;

“Purchase Consideration” shall have the meaning ascribed to it in Clause 3.1.1;

“Purchaser” means NOVA LIVING (M) SDN BHD (Registration No. 201901026513 (1335842-W)), a company incorporated in Malaysia;

“Seller” means ATS BRAND SDN BHD (Registration No. 202201019945 (1465642-V)), a company incorporated in Malaysia;

“Tax” or “Taxation” means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies, whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all fines, penalties, charges, costs and interest relating thereto;

“Tax Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any Law in relation to Taxation;

“Transaction” means the transaction contemplated by this agreement or any part of that transaction.

“United States Dollar” or the sign “USD” means the lawful currency of the United States of America; and

“Warranties” means the representations and warranties on the part of the Seller as set out in Clause 6 and Schedule 4, and “Warranty” means any of them.

1.2	In this Agreement:

1.2.1	unless the context requires otherwise, a reference to:

(i)	a gender shall include the other genders and references to the singular shall include the plural and vice versa;

(ii)	natural persons shall include bodies corporate and vice versa;

(iii)	this Agreement includes any Recitals and Schedules to it and references to Clauses, Recitals, and Schedules are to the clauses and recitals of, and schedules to, this Agreement. References to paragraphs are to paragraphs of the Schedules;

(iv)	a person (which for the purposes of this Agreement means any individual, corporation, partnership, association, limited liability company, trust, governmental or quasi-governmental authority or body or other entity or organisation (whether or not having a separate legal personality)) shall include its successors in title;

(v)	a “day”, “week”, “month” or “year” is a reference to a day, week, month or year respectively in the Gregorian calendar;

(vi)	this Agreement or any other document or any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant Party; and

(vii)	a statute or statutory provision is a reference to it as it is in force from time to time, taking account of any change, extension, consolidation or re-enactment and includes any subordinate legislation for the time being in force made under it;

1.2.2	“control” means including, with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”, as used with respect to any person (whether natural or legal), shall mean, with respect to a corporation, the authority, whether exercised or not, to control its business and affairs, which authority shall be presumed to exist upon possession of the right to exercise, directly or indirectly, more than fifty per cent. (50%) of the voting rights attributable to the shares of the controlled corporation or to control the composition of the board of directors and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person;

1.2.3	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

1.2.4	general words are not given a restrictive meaning:

(i)	if they are introduced by the word “other” by reason of the fact that they are preceded by words indicating a particular class of act, matter or things; or

(ii)	by reason of the fact that they are followed by particular examples intended to be;

1.2.5	the headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement;

1.2.6	no provision of this Agreement will be construed adversely to a Party solely on the ground that the Party was responsible for the preparation of this Agreement or that provision; and

1.2.7	if any period of time is specified from a given day, or the day of a given act or event, it is to be calculated exclusive of that day and if any period of time falls on a day, which is not a Business Day, then that period is to be deemed to only expire on the next Business Day.

2.	Sale and Purchase of IT System

2.1	Agreement for Sale

Seller agrees to sell and the Purchaser agrees to purchase the IT System on the terms and subject to the conditions of this Agreement.

2.2	Basis of Sale

The IT System shall be sold by the Seller to the Purchaser:

2.2.1	free from all Encumbrances and with full legal and beneficial title; and

2.2.2	with all rights including but not limited to copyrights and advantages attaching thereto (including all dividends and distributions (if any) declared, made or paid in respect thereof) with effect from the Closing Date.

2.3	No Rights of Pre-Emption

2.3.1	Without prejudice to Clause 2.2 above, the Seller represents, confirms and warrants that there are no rights of pre-emption or any other similar rights over any of the IT System in favour of any third party.

2.3.2	In the event that there are such rights of pre-emption or other similar rights subsisting in respect of the IT System, the Seller shall procure that such rights of pre-emption or other similar rights shall be waived by the relevant party or parties having the benefit of such rights unconditionally prior to the Closing Date.

3.	Purchase Consideration for IT System

3.1	Purchase Consideration

3.1.1	The sale and purchase consideration for the IT System is United States Dollar Seven Hundred and Fifty Thousand (USD750,000.00) only (the “Purchase Consideration”).

3.1.2	The Parties agree that the Purchase Consideration shall be satisfied by way of allotment and issuance to the Seller of 300,000 new shares of common stock of the Issuer at the issue price of USD2.50 per share (“Consideration Shares”), the total value of which is equivalent to the Purchase Consideration.

3.2	Issuance of Consideration Shares

3.2.1	Subject to fulfilment by the Seller of all the Closing Obligations, the Consideration Shares shall be issued by the Issuer to the Seller on the Closing Date.

3.2.2	The Consideration Shares shall be issued free from all Encumbrances and with full legal and beneficial title.

3.2.3	The Parties agree and acknowledge that issuance of the Consideration Shares by the Issuer to the Seller on the Closing Date shall constitute a full and final discharge of the Purchaser’s payment obligation in respect of the Purchase Consideration under this Agreement.

3.3	Investment Representations

3.3 1	The Seller hereby acknowledges that the Consideration Shares are not registered with SEC and shall be restricted and may not be sold, transferred, exchanged, pledged, redeemed or otherwise disposed of for the holding period required in accordance with the requirement of Regulation S and Rule 144. The Consideration Shares will be acquired hereunder by the Seller solely for the account of the Seller, for investment, and not with a view to the resale or distribution thereof.

3.3 2	The Seller is aware that an investment in the Issuer is highly speculative and that there can be no assurance as to what, if any, return the Seller may realize in connection with the Transaction. The Seller is aware of the Issuer’s business affairs, business plans and financial condition, and has made its own evaluation of the merits and risks of the proposed Transaction and of the advisability of the Transaction. The Seller is aware that the Issuer is subject to a high degree of risk that could result in the loss of the Seller’s investment in part or in whole.

3.3 3	The Seller has experience as an investor in securities of companies and acknowledges that the Seller is able to fend for itself, can bear the economic risk of its investment in the Consideration Shares and has such knowledge and experience in financial or business matters that the Seller is capable of evaluating the merits and risks of, and protecting the Seller’s own interests in connection with, the Transaction and its investment in the Consideration Shares.

3.3 4	The Seller has had full access to all of the information it considers necessary or appropriate to make an informed investment decision with respect to the Consideration Shares to be acquired under this Agreement. The Seller further has had an opportunity to ask questions and receive answers from the Issuer and to obtain additional information necessary to verify any information furnished to the Seller or to which the Seller had access. The Seller has had access to the Issuer’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Issuer that the Seller has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Consideration Shares.

3.3 5	The Seller is not acquiring the Consideration Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the United States Securities Act of 1933, as amended (“1933 Act”), as amended.

3.3 6	The Seller’s principal residence or place of business is located at the address indicated on the signature page hereto.

3.3 7	Seller represents and warrants that (1) the Seller is not a “U.S. Person” and (2) the Seller was not in the United States at the time the Seller was offered the Consideration Shares or on the date hereof.

For the purpose of this Agreement, a “U.S. Person” means:

(A)	Any natural person resident in the United States;
(B)	Any partnership or corporation organized or incorporated under the laws of the United States;
(C)	Any estate of which any executor or administrator is a U.S. person;
(D)	Any trust of which any trustee is a U.S. person;
(E)	Any agency or branch of a foreign entity located in the United States;
(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; or
(H)	Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investor(s) (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(i)	The Seller understands that no action has been or will be taken in any jurisdiction by the Issuer that would permit the public offering or resale of the Consideration Shares in any country or jurisdiction where action for that purpose is required.

(ii)	If the Seller is not a U.S. Person, the Seller represents and warrants that it is not purchasing the Consideration Shares for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

(iii)	If the Seller is not a U.S. Person, the Seller will make all subsequent offers and sales of the Consideration Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the 1933 Act; or (z) pursuant to an available exemption from registration under the 1933 Act. Specifically, the Seller will not resell the Consideration Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act.

(iv)	Neither the Seller nor any person acting on behalf of the Seller, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Consideration Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the 1933 Act.

(v)	The Seller agrees not to resell the Consideration Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration.

3.3 8	The Seller hereby agrees that the Consideration Shares, upon issuance, shall bear the following or similar legend, if applicable at the time:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

3.3 9	Brokers’ Fees. The Seller has no liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.	Pre-Closing Covenants

4.1	Undertakings of the Seller

4.1.1	Except so far as may be necessary to give effect to this Agreement, the Seller undertakes to procure and ensure that, between the date of this Agreement and Closing, except with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), the Seller shall comply with the pre-closing covenants as set out in Schedule 2 (“Pre-Closing Covenants”).

4.2	Breach of Pre-Closing Covenants

Without prejudice to Clause 4.3, if prior to Closing the Seller is in breach of any of its undertakings in Clause 4.1, the Purchaser shall be entitled (in addition to and without prejudice to all other rights and remedies available including the right to claim damages or compensation from the Seller by reason of any such breach or non-fulfilment):

4.2.1	to give a Notice of Termination to the Seller to terminate this Agreement without any liability whatsoever on its part. Upon giving of a Notice of Termination by the Purchaser to the Seller pursuant to this Clause 4.2, this Agreement shall terminate and the provisions of Clause 9.6.2 shall apply; or

4.2.2	to proceed to effect Closing so far as practicable having regard to the defaults which have occurred.

4.3	Breach or Material Adverse Change

4.3.1	Notwithstanding Clause 4.2 above and in addition to any other rights of the Purchaser to terminate this Agreement, the Purchaser may, at Closing or any time prior to Closing, give a Notice of Termination to the Seller to terminate this Agreement without any liability whatsoever on its part if any fact, matter or event (whether existing or occurring on or before the date of this Agreement or arising or occurring afterwards) comes to the notice or knowledge of the purchaser at Closing or at any time prior to Closing which:

(i)	constitutes or would constitute a breach by the Seller of this Agreement (including a breach of the covenants or other obligations of the Seller contained in this Agreement or a breach of any of the Warranties); or

(ii)	constitutes or would constitute a Material Adverse Change,

and that particular breach or Material Adverse Change (if capable of being rectified), is not rectified within seven (7) days of notification in writing by the Purchaser to the Seller. For the avoidance of doubt, if there is less than seven (7) days between the date of the Purchaser’s notification of the breach or Material Adverse Change and the Closing Date, the Parties shall defer Closing to such other date that will allow the Seller seven (7) days to rectify such breach or Material Adverse Change.

4.3.2	Upon giving of a Notice of Termination by the Purchaser to the Seller pursuant to this Clause 4.3, this Agreement shall terminate and the provisions of Clause 9.6.2 shall apply. The rights conferred upon the Purchaser this Clause 4.3 is in addition to and without prejudice to any other rights or remedies of the Purchaser (including any rights to claim damages or compensation from the Seller by reason of any such breach or Material Adverse Change) and failure to exercise any such rights shall not constitute a waiver of any such rights.

5.	Closing

5.1	Date and Place

Closing shall take place on the Closing Date at such time and place as may be agreed in writing between the Seller and the Purchaser.

5.2	Closing Obligations

On the Closing Date:

5.2.1	the Seller shall comply with all of their obligations as specified in Schedule 3 (“Closing Obligations”); and

5.2.2	subject to the Seller’ compliance with the Closing Obligations to the satisfaction of the Purchaser, the Issuer shall issue the Consideration Shares to the Seller and shall enter the name of the Seller in the register of shareholders of the Issuer as the registered holder of the Consideration Shares.

5.2.3	the Purchaser may, at its sole discretion, waive all or any of the Closing Obligations unless it is mandatorily required by laws.

5.3	Breach of Closing Obligations

If the Seller shall fail to comply with any of the Closing Obligations, the Purchaser shall be entitled (in addition to and without prejudice to all other rights or remedies available including the right to claim damages or compensation from the Seller by reason of any such breach or non-fulfilment):

5.3.1	to give a Notice of Termination to the Seller to terminate this Agreement without liability on its part. Upon giving of a Notice of Termination by the Purchaser to the Seller pursuant to this Clause 5.3.1, this Agreement shall terminate and the provisions of Clause 9.6.2 shall apply;

5.3.2	to proceed to effect Closing so far as practicable having regard to the defaults which have occurred; or

5.3.3	to fix a new date for Closing (not being more than twenty (20) Business Days from the agreed date for Closing) in which case the provisions of this Clause 5 shall apply to Closing as so deferred but provided that such deferral may only occur once.

5.4	Post-Closing Obligations of the Seller

Following the Closing Date, each of the Seller agrees and undertakes that he or she shall do or cause to be done all acts and things and execute or cause to be executed all documentation, and obtain or cause to be obtained all approvals and consents required (if any), which are necessary to effect the registration of the transfer of the IT System in the name of the Purchaser.

6.	Warranties

6.1	The Parties’ Warranties

The Seller represents and warrants to and for the benefit of the Purchaser and the Issuer, and the Purchaser and the Issuer each represent and warrant to and for the benefit of the Seller, that the following warranties are true and correct in all respects as at the date of this Agreement and shall be true and correct throughout the subsistence of this Agreement with the same force and effect as if they had been made as at that later date in the circumstances then existing:

6.1.1	it has the full power, authority and capacity to execute, deliver and lawfully perform the terms of this Agreement;

6.1.2	all necessary actions, conditions and things have been or will be taken, fulfilled and done (including the obtaining of any necessary consents) in order to enable it to lawfully exercise its rights and perform and comply with its obligations under this Agreement;

6.1.3	this Agreement will when executed constitute legally valid and binding obligations on it, enforceable in accordance with their respective terms;

6.1.4	the execution, delivery and performance of this Agreement will not exceed the power granted to it or violate the provisions of any Law or regulation or any order or decree of any Governmental Authority, agency or court to which it is subject to;

6.1.5	there are no pending or threatened actions or proceedings before any court or administrative tribunal which may materially and adversely affect its ability to discharge its obligations under this Agreement; and

6.1.6	in negotiating and executing this Agreement, it has at all times sought and followed the advice of competent legal counsel and, based on that advice, has entered into this Agreement based on its own free will.

6.2	The Seller’ Warranties

6.2.1	The Seller represents and warrant to each of the Purchaser and the Issuer that the statements set out in Schedule 4 are true and accurate and not misleading as of the date of this Agreement and shall be deemed to be repeated as at the Closing Date only as if they were made and given afresh as of the Closing Date.

6.2.2	The Seller acknowledges and agrees that each of the Purchaser and the Issuer is entering into this Agreement in reliance upon each of the Warranties set out in Schedule 4, and therefore, the Parties shall treat the Warranties as conditions of this Agreement. The aforesaid Warranties are not affected or limited in any way by information gathered by the Purchaser, its advisers, consultants, agents and/or representatives.

6.2.3	The Seller acknowledges that each of the Purchaser and the Issuer relies on the warranties, representations and undertakings by the Seller that the sale of the IT System is free from all Encumbrances, liabilities, claims and liens of whatever nature, which may materially affect the value of the IT System. The Seller shall also provide warranty and maintenance to the Purchaser, free of charge, for a period of 36 months from the date of this Agreement.

6.2.4	The Warranties and all other provisions in this Clause 6 shall survive the Closing Date and shall remain in full force and effect notwithstanding the Closing Date and shall not be extinguished in any respect upon the Closing Date.

6.2.5	Each of the Warranties shall be separate and independent and save as expressly provided shall not be limited by reference to any other provision or anything in this Agreement.

6.2.6	In the event that any of the Warranties has not been complied with or carried out or is otherwise untrue or misleading in any respect, Claims may be made by either of the Purchaser or the Issuer where the Purchaser or the Issuer knew or ought to be discovered or in fact discovered (whether by any investigation made by or on behalf of the Purchaser or the Issuer into the affairs of IT System or otherwise) prior to or after signing this Agreement.

6.3	Breach of Warranties

6.3.1	If prior to or as at the Closing Date it shall be found that any of the Warranties on the part of the Seller have not been carried out or complied with or is otherwise untrue or misleading in any respect, each of the Purchaser and the Issuer shall be entitled (in addition to and without prejudice to all other rights or remedies available to it including the right to claim damages), at its sole and absolute discretion, by giving a Notice of Termination to the Seller to terminate this Agreement or to elect to proceed with Closing having regard to the breach. Notwithstanding the foregoing, failure of the Purchaser or the Issuer to exercise any right under this Clause 6.3 shall not constitute a waiver of any other rights of the Purchaser or the Issuer arising out of any breach of a Warranty.

6.3.2	Upon giving of a Notice of Termination by the Purchaser to the Seller pursuant to Clause 6.3.1 this Agreement shall terminate and the provisions of Clause 9.6.2 shall apply.

6.4	Seller’ Disclosures

The Warranties of the Seller are subject to the matters which are fully and fairly disclosed pursuant to this Agreement provided that such matters are disclosed in sufficient detail to enable the Purchaser to assess their impact on the IT System.

6.5	Notification

If after signing of this Agreement:

6.5.1	the Seller shall become aware that any of the Warranties was untrue, inaccurate or misleading as of the signing of this Agreement; or

6.5.2	any event shall occur or matter shall arise of which any of the Seller become aware of which results or may result in any of the Warranties being untrue, inaccurate or misleading at Closing, had the Warranties been repeated as at Closing, the Seller shall immediately notify the Purchaser and the Issuer in writing as soon as practicable and, in any event prior to Closing, setting out full details of the matter and the Seller shall make any investigation concerning the event or matter and take such action, at its own costs and expenses, as the Purchaser or the Issuer may require.

7.	Indemnification

7.1	Seller’ Indemnity

The Seller undertake to irrevocably and unconditionally fully indemnify and keep indemnified and hold harmless the Purchaser and the Issuer from and against any and all losses, liabilities, obligations, damages, judgments, deficiencies, claims, demands, suits, proceedings, arbitration, assessments, costs and expenses (including expenses of investigation and enforcement of this indemnity and reasonable solicitors’ fees and expenses) (collectively, “Claims”), sustained, incurred, suffered or paid by the Purchaser and/or the Issuer directly or indirectly, as a result of or arising out of:

7.1.1	any breach of any Pre-Closing Covenants set out in Schedule 2;

7.1.2	any breach of any Warranty; or

7.1.3	any Claims involving fraud or misconduct involving dishonesty on the part of the Seller and/or misrepresentation which results in a breach of the Warranties or otherwise,

provided that the indemnity contained in this Clause 7.1 shall be without prejudice to any other rights or remedies of the Purchaser and/or the Issuer and all such other rights or remedies are hereby expressly reserved to the Purchaser and/or the Issuer. For the avoidance of doubt, the Claims shall include an amount that would be necessary to put the Purchaser in the same position as if no breach had occurred.

7.2	Separate and Independent Obligation

Each of the indemnities in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Purchaser and/or the Issuer and shall continue in full force and effect despite any judgment, order, Claims or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

8.	Claims

8.1	Notification of Potential Claims

If the Purchaser and/or the Issuer becomes aware of any fact, matter or circumstance that may give rise to a Claim against the Seller under this Agreement, the Purchaser and/or the Issuer shall, as soon as reasonably practicable, give a notice in writing to the Seller setting out such information as is reasonably necessary to enable the Seller to assess the merits of the Claim, to act to preserve evidence and to make such provision as the Seller may consider necessary. Failure to give such notice shall not affect the rights of the Purchaser and/or the Issuer in any way whatsoever.

8.2	Notification of Claims under this Agreement

Notices of Claims against the Seller under this Agreement shall be given by the Purchaser and/or the Issuer to the Seller specifying in reasonable detail the legal and factual basis of the Claim and the evidence on which the Purchaser and/or the Issuer relies and, if practicable, an estimate of the amount of losses which are, or are to be, the subject of the Claim (including any losses which are contingent on the occurrence of any future event).

9.	Termination

9.1	Agreement to Continue in Full Force and Effect

This Agreement shall continue and remain in full force and effect unless terminated pursuant to the provisions of this Agreement.

9.2	Termination by Mutual Agreement

Without prejudice to any of the Parties’ rights to terminate under the relevant provisions of this Agreement, this Agreement may only be terminated by mutual agreement of the Parties.

9.3	Seller’ Right to Terminate

Prior to Closing, the Seller may, at any time while a default subsists, give a Notice of Termination to the Purchaser and the Issuer in the event the Purchaser and the Issuer fails, neglects or refuses to pay the Purchase Consideration to the Seller by way of issuance of the Consideration Shares in accordance with the provisions of Clause 3.2 or is otherwise in material breach of its obligations under this Agreement and which, if capable of rectification, has not been rectified by the Purchaser and/or the Issuer within seven (7) days, or such longer period as may be unanimously agreed among the Parties, of being so requested to do by the Seller, the Seller may issue a Notice of Termination to the Purchaser and the Issuer.

9.4	Purchaser and Issuer’s Right to Terminate

Prior to Closing, the Purchaser and/or the Issuer may, at any time while a default subsists and if capable of rectification, has not been rectified by the Seller within seven (7) days of being so requested to do by the Purchaser and/or the Issuer, give a Notice of Termination to the Seller in the event that:

9.4.1	the Seller fails, neglects or refuses to complete the sale and purchase of the IT System in accordance with the provisions of this Agreement; or

9.4.2	the Seller fails, neglects or refuses to perform or comply with any of its obligations, undertakings and covenants on its part herein to be performed.

9.5	Termination in Event of Insolvency

Prior to Closing, any Party may, at any time, give a Notice of Termination to the other Parties if:

9.5.1	another Party is or becomes, or is adjudicated or found to be, bankrupt or insolvent or suspends payment of its debts or is (or is deemed to be) unable to or admits inability to pay its debts as they fall due or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to that Party under any Law or procedure relating to the reconstruction or adjustment of debts; or

9.5.2	an administrator or receiver or receiver and manager is appointed over, or distress, attachment or execution is levied or enforced upon, any part of the assets or undertaking of another Party.

9.6	Consequences of Termination

9.6.1	In the event of a Notice of Termination being duly given by the Seller under the provisions of Clause 9.3, then within three (3) Business Days from the date of the Seller’ Notice of Termination, all documents, records and other information delivered by any Party to the other Parties pursuant to or in connection with this Agreement shall be returned to the relevant Parties.

9.6.2	In the event of a Notice of Termination being duly given by the Purchaser and/or the Issuer under the provisions of Clause 4.2.1, 4.3.1, 5.3.1, 6.3.1 or 9.4 (as the case may be), then within three (3) Business Days from the date of the Purchaser and/or the Issuer’s Notice of Termination:

(i)	all documents, records and other information delivered by any Party to the other Parties pursuant to or in connection with this Agreement shall be returned to the relevant Party; and

(ii)	the Seller shall pay a sum equivalent to ten per cent. (10%) of the Purchase Consideration to the Purchaser as agreed liquidated damages.

9.6.3	In the event of a Notice of Termination being duly given under the provisions of Clause 9.2 or 9.5 (as the case may be), then within three (3) Business Days from the date of the Notice of Termination, all documents, records and other information delivered by any Party to the other Parties pursuant to or in connection with this Agreement shall be returned to the relevant Party.

9.7	Post-Termination

Following the termination of this Agreement pursuant to this Clause 9, none of the Parties shall have any further obligations under this Agreement to the other Parties, except in respect of:

9.7.1	the Parties’ respective obligations under Clause 9.6;

9.7.2	any obligations under this Agreement which are expressed to apply after the termination of this Agreement; and

9.7.3	any rights or obligations which have accrued in respect of any antecedent breach of any of the provisions of this Agreement to any other Party prior to such termination.

9.8	Specific Performance

Notwithstanding the foregoing provisions of this Clause 9, the Purchaser and/or the Issuer shall be at liberty to take such action in Law as may be necessary to compel the Seller by way of specific performance to complete the transactions contemplated in this Agreement (in which respect the alternative remedy of monetary compensation shall not be regarded as compensation or sufficient compensation for any default of the Seller in the performance of the terms and conditions herein) or to claim damages for the breach of the Seller.

10.	Costs and Expenses

10.1	Each Party shall bear its legal costs and other ancillary costs related to the negotiations, preparation, finalisation, execution of this Agreement and any other agreement or document entered into or signed under this Agreement and Closing thereof.

11.	Notices

11.1	All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and in English and delivered personally or sent by prepaid registered post with recorded delivery, or by courier or email addressed to the intended recipient thereof at its address or at its email address set out hereunder (or to such other address or email address as a Party to this Agreement may from time to time duly notify the other Parties). Any such notice, demand or communication shall be deemed to have been duly served (if delivered personally or given or made by email) immediately or (if given or made by registered post or courier) forty-eight (48) hours after posting, and in proving the same it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed as a prepaid registered letter or that the email was properly addressed and sent.

11.2	The addresses and email addresses of the Parties for the purposes of Clause 11.1 are as follows:

11.2.1	in the case of service on the Seller, to:

Company	:	ATS Brand Sdn Bhd (Registration No. 202201019945(1465642-V)

Email Address	:

Attention	:	Ban Soon Hoe

11.2.2	in the case of service on the Purchaser, to:

Company	:	Nova Living (M) Sdn Bhd (Registration No. 201901026513(1335842-W)

Email Address	:

Attention	:	Lau Bee Lay

11.2.3	in the case of service on the Issuer, to:

Company	:	Nova Lifestyle, INC (Nevada Business Identification No. NV20091105529-2)

Email Address	:	info@novalifestyle.com

Attention	:	Tawny Lam

11.3	In this Clause 11, if deemed receipt occurs before 9am on a Business Day the notice shall be deemed to have been received at 9am on that day, and if deemed receipt occurs after 5pm on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9am on the next Business Day.

12.	Confidentiality

12.1	The Parties hereto must treat as strictly confidential all information, trade secrets or confidential knowledge received or obtained as a result of entering into or performing this Agreement which relates to the provisions or subject matter of this Agreement to the other Parties or the negotiations relating to this Agreement, including the contents, terms and conditions of this Agreement, list of employees and their terms and benefits thereof to be furnished by any Party to the other Parties, any disclosures pursuant to this Agreement as well as anything delivered to a Party pursuant to this Agreement or that relates to or any transactions contemplated in this Agreement (“Confidential Information”), except that the Issuer may disclosure and file this Agreement with SEC in its interim, quarterly and annual reports.

12.2	All Parties must use their reasonable endeavours to cause all of their directors, officers, employees and/or agents who have or are likely to have access to any Confidential Information to observe all the obligations of confidentiality under this Clause 11.3.

12.3	The Parties shall not at any time:

12.3.1	disclose the Confidential Information to any person;

12.3.2	use the Confidential Information for their own purposes or for any purposes; or

12.3.3	through failure to exercise all due care and diligence, cause or permit any unauthorised disclosure of any Confidential Information.

12.4	A Party may disclose Confidential Information which would otherwise be confidential if and to the extent:

12.4.1	it is required to do so by Law or any Governmental Authority to which it is subject wherever situated;

12.4.2	it considers it necessary to disclose the Confidential Information to its professional advisers, auditors and bankers on terms that such professional advisers, auditors and bankers undertake to comply with the provisions of this Clause 11.3 in respect of such information as if they were a party to this Agreement;

12.4.3	the Confidential Information was lawfully available to that Party on a non-confidential basis from a source other than the other Parties prior to any disclosure thereof by any of the other Parties, as evidenced by competent proof thereof;

12.4.4	the Confidential Information has come into the public domain through no fault of that Party;

12.4.5	the other Parties have given prior written approval to the disclosure or use;

12.4.6	the disclosure or use is required to vest the full benefit of this Agreement (or any agreement entered into pursuant to this Agreement) in any other Party;

12.4.7	the information is required to be disclosed under written agreements with existing or future financiers, lenders, suppliers or other contractual counterparties of the Parties; or

12.4.8	the information is independently developed after Closing.

For purposes of this Agreement, Confidential Information shall not be deemed to be in the public domain merely because individual elements thereof are separately found in the public domain.

12.5	Prior to any disclosure of Confidential Information pursuant to Clause 12.4.1, the disclosing Party shall give the other Parties no less than seven (7) Business Days prior written notice (unless less time is permitted or required by the Law or Governmental Authority) and, in making such disclosure, the disclosing Party shall disclose only that portion of Confidential Information agreed by the other Parties and required to be disclosed, and shall take all reasonable steps to preserve the confidentiality thereof.

12.6	The provisions of this Clause 11.3 shall continue to apply after the expiration or sooner termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may properly come into public domain through no fault of the Party so restricted.

12.7	None of the Parties shall make or permit or authorise the making of any press release or other public statement or disclosure concerning this Agreement or its contents without the prior written consent of the other Parties, other than any announcement or circular as required by Law, SEC rules or the rules of any recognised stock exchange or an order of court of competent jurisdiction or a Governmental Authority to which it is subject wherever situated provided that the other Parties shall be notified prior to any such announcement or circular.

13.	Other Provisions

13.1	Further Assurance

Each Party has entered into this Agreement in good faith and shall give all such assistance and information to the other Parties and execute and do and procure all other necessary person or companies, if any, to execute and do all such further acts, deeds, assurance and things as may be reasonably required by the other Parties from time to time in order to carry out, evidence and perform their obligations and the intended purpose of this Agreement.

13.2	Successors and Assigns

13.2.1	This Agreement shall be binding on the Parties to this Agreement and their respective successors and permitted assigns.

13.2.2	None of the Parties shall be entitled to transfer or otherwise assign its rights and obligations under this Agreement to a third party without the prior written consent of the other Parties and any assignment, transfer or delegation which is made without such prior written approval shall constitute a breach of this Agreement.

13.3	Whole Agreement

This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement to the exclusion of any terms implied by the Law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

13.4	Variation, Waiver, etc.

Save as otherwise expressly provided, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by the Parties to this Agreement.

13.5	Severability

If any term or provision of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected.

13.6	No Partnership or Agency

The provisions of this Agreement shall not be construed or taken to constitute:

13.6.1	a partnership between the Parties;

13.6.2	any Party to be the agent of any of the other Parties; or

13.6.3	an authority to any Party to represent or bind or pledge the credit of any of the other Parties in any way.

13.7	Force Majeure

Notwithstanding anything herein contained, none of the Parties will be liable to any of the other Parties for any breach or failure to perform any of their respective obligations under this Agreement where such breach or failure is caused directly or indirectly by war, civil commotion, hostilities, strikes, lockouts, acts of God, pandemic, epidemic, governmental regulations or directions or the action or omission or purported action or omission of any Governmental Authority, or any other cause or causes beyond that Party’s reasonable control, whether similar to any of the foregoing or not, but if any Party is or is likely to be, affected by any such cause it shall as soon as is reasonably practicable notify the other Parties of the occurrence of the relevant event and will use all reasonable endeavours to overcome or mitigate the effects thereof.

13.8	Time of the Essence

Time wherever mentioned shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be agreed in writing between the Parties to be substituted for them.

13.9	Knowledge and Acquiescence

Knowledge or acquiescence by any Party of, or in, any breach of any of the provisions of this Agreement shall not operate as, or be deemed to be, a waiver of such provisions and, notwithstanding such knowledge or acquiescence, such Party shall remain entitled to exercise its rights and/or remedies under this Agreement, and at Law, and to require strict performance of all of the provisions of this Agreement.

13.10	Rights and Remedies

The rights and remedies provided in this Agreement are cumulative, and are not exclusive of any rights or remedies of the Parties provided at Law, in equity, by statute or otherwise and no failure or delay in the exercise or the partial exercise of any such right or remedy or the exercise of any other right or remedy shall affect or impair any such right or remedy.

13.11	Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together and when delivered to the Parties to this Agreement shall constitute one and the same instrument. The Parties to this Agreement may enter into this Agreement by executing any such counterpart.

13.12	E-Signatures

This Agreement, may be accepted, executed or agreed to, through the use of an electronic signature, whether digital or encrypted, in accordance with the applicable Laws. Any document accepted, executed or agreed to in conformity with such law will be binding on each Party and shall have the same legal effect, validity or enforceability as if it were physically executed.

13.13	Reasonableness

Each Party acknowledges and confirms that it has sought independent legal advice from professional legal advisors with regards to all the matters provided for in this Agreement and agrees that the provisions of this Agreement (including all documents entered into pursuant to this Agreement) are fair and reasonable.

13.14	Governing Law and Jurisdiction

13.14.1	This Agreement shall be governed by, and construed in accordance with, the Laws of Malaysia.

13.14.2	The Parties irrevocably agree that the courts of Malaysia are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that, accordingly, any legal action or proceedings arising out of or in connection with this Agreement shall be brought in those courts and the Parties irrevocably submit to the jurisdiction of those courts.

Schedule 1
Particulars of the IT System

No.	Item	Particulars
1.	Name and description of the Seller	ATS BRAND SDN BHD (Registration No. 202201019945 (1465642V)), a company incorporated in Malaysia

2.	Name and description of the Purchaser	NOVA LIVING (M) SDN BHD (Registration No. 201901026513 (1335842-W)), a company incorporated in Malaysia

3.	Name and description of the Issuer	NOVA LIFESTYLE, INC (Neveda Business Identification No. NV20091105529-2), a company incorporated in Neveda

4.	Description of the IT System	Refer to Appendix-A

5.	Purchase Consideration of the IT System	United States Dollar Seven Hundred and Fifty Thousand (USD750,000.00) only

6.	No. of Consideration Shares to be received by the Seller	300,000 new ordinary shares of the Issuer at the issue price of USD2.50 per ordinary share.

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Schedule 2
Pre-Closing Covenants

1.	Undertakings of Seller

1.1	The Seller undertakes to procure and ensure that, between the date of this Agreement and Closing, the Seller:

1.1.1	shall not dispose of any of the IT System to any other third party;

1.1.2	shall not create any Encumbrance over any of the IT System;

1.1.3	shall consult with the Purchaser in relation to all material matters concerning the IT System; and

1.1.4	shall consult with such representatives and advisers of the Purchaser with respect to any action which may materially affect the IT System.

1.2	The Seller further undertakes to procure and ensure that IT System shall comply with all terms, conditions and requirements of the licences, Law and/or any other obligations.

1.3	The Seller covenants and undertakes with the Purchaser to keep Purchaser fully indemnified against all liabilities, actions, proceedings, costs which may be imposed on the IT System.

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Schedule 3
Closing Obligations

1.	Seller’ Obligations

1.1	On Closing, the Seller shall deliver, procure the delivery of, or make available to the Purchaser, the following documents:

1.1.1	a certified true copy or extract of the resolution passed by the board of directors of the Company, approving the sale of the IT System from the Seller to the Purchaser;

1.1.2	a certified true copy of the Seller’s latest Forms 24, 44, 49 & Memorandum and Articles of Association/Constitution or equivalent notification forms under Companies Act 2016;

1.1.3	a certified true copy of the Certificate of Incorporation and the Certification of Incorporation on Change of Name of Company (if any) of the Seller;

1.1.4	a certified true copy each of the Identity Cards of the Directors who executed the sale of IT System for and on behalf of the Seller as contained in the resolution of the Board of Directors of the Seller; and

1.1.5	such other documents which may require in order to effect the sale of IT System and register in favour of the Purchaser.

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Schedule 4
Warranties Given by the Seller

The Seller hereby covenants, undertakes, warrants and represents to the Purchaser that:

1.	The IT System is not in anyway whatsoever affected by interests (if any) claimed by any third party and is free from all encumbrances save for those made known in this Agreement and no impediment exists which would impede or obstruct the sale of the said IT System to the Purchaser;

2.	The Seller has not and shall not do any act or thing in relation to the said IT System by which the Purchaser may suffer or be exposed to any liability, claim, suit, damages, fines or compensation including but not limited to infringement claims from third party;

3.	There is no agreement or arrangement, whether in writing entered into by the Seller with any other person or company to sell the said IT System nor granted any option or the right of refusal, whether written or otherwise in favour of any party for the purchase of the said IT System nor granted any lease, option licence, easement or any other right whatsoever in respect of the said IT System to any person/company as at the date of this Agreement and Closing Date;

4.	There is no power of attorney granted to any party in respect of the said IT System as at the date of this Agreement and Closing Date;

5.	The Seller shall take all necessary steps to preserve his proprietorship, rights and interest in the said IT System to enable the same to be transferred to the Purchaser unencumbered and without defect.

6.	All conditions affecting the said IT System whether expressed or implied under any act, ordinance, enactment, order, rules regulations, by-laws and directive have been duly complied with by the Seller and the Seller shall not at any time hereafter do or suffer to be done or omitted any matter or thing in or in respect of the said IT System which may render the said IT or any part thereof liable to forfeiture or attachment;

7.	The Seller is not bankrupts or wound up, as the case may be and that there is no bankruptcy or winding up proceedings, as the case may be that is pending or threatened suit, legal proceedings, claims against the Seller which may affect in any way the right of the Seller in relation to the said IT System or any part thereof;

8.	The Seller agrees and acknowledges that the Purchaser is entering into this Agreement and agreeing to purchase the said IT System in reliance upon the declarations, representations, warranties and covenants set forth hereinabove and the Purchaser may treat the same as conditions of this Agreement and none of the said declarations, representations, warranties and covenants shall be deemed in any way modified or discharged by the completion of this sale and purchase hereunder.

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This Agreement has been entered into on the date stated at the beginning.

THE SELLER

SIGNED by
ATS BRAND SDN BHD
(Registration No. 202201019945 (1465642-V))	/s/ Ban Soon Hoe
	Name:	Ban Soon Hoe
	Designation:	Director

THE PURCHASER

SIGNED by
for and on behalf of
NOVA LIVING (M) SDN BHD
(Registration No. 201901026513 (1335842-W))	/s/ Lau Bee Lay
	Name:	Lau Bee Lay
	Designation:	Director

THE ISSUER

SIGNED by
for and on behalf of
NOVA LIFESTYLE, INC
(Neveda Business Identification No.
NV20091105529-2)	/s/ Thah Lam
	Name:	Thah H. Lam
	Designation:	Chairperson and CEO

APPENDIX-A

NOVA AI CALCULATION ENGINE
Commission Management Calculation Module	●	Integrated calculation engine for agency commissions Bonus calculation module provided for post-data update/import
	●	Bonus reports generated based on the purchased calculation engine
	●	Instructions provided for exporting bonus data

Compiled and Encrypted Calculation Engine	●	Precise calculation of sales volumes, commissions, and bonuses.
	●	Integration of member hierarchy and structure for seamless operation.
	●	Downline tracking and reporting features for comprehensive insights.
	●	Transparent and compliant calculations to ensure accuracy and adherence to regulations.
	●	Flexibility and scalability designed for easy future modifications.

Membership Module	●	Membership/agent management system utilizing a multi-tiered database.
	●	Calculation method system integrating a clear representation of the hierarchical structure, including identification of levels, ranks, and qualifications required for advancement.
	●	Optional empty table with description provided if the module is not required.
	●	Instructions available for importing data from another system if needed.

Sales Module	●	Sales management system structured on a multi-tier database.
	●	Multi-tiered compensation plans centered around sales volume, determining commissions, bonuses, and qualifications.
	●	Accurate calculation of sales volume for each member and their downline, considering factors like product prices, personal sales, group sales, and overall team performance.
	●	Optional empty table with description provided if the module is not required.
	●	Instructions available for importing data from another system if needed.

Maintenance and Support	●	Consistent application of updates and patches.
	●	Optimization of system performance.
	●	Implementation of robust backup and disaster recovery measures.
	●	Conducting security audits and vulnerability assessments.
	●	Continuous monitoring and alerting for proactive management.
	●	Efficient incident management and ongoing support.

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